Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports First Quarter Fiscal Year 2025 Financial Results

Beats Revenue and EPS Guidance

Sequential Revenue Growth Drives Margin Improvement and Cash Flow

Morrisville, NC, October 30, 2024 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its first quarter ended September 30, 2024.

"Our first quarter results highlight the early stages of market recovery and upside from projects that closed earlier than anticipated. Extreme's differentiated enterprise networking solutions continue to resonate with customers and drive competitive wins. The strength of our cloud management platform, enhanced with our advanced AI tools, is evidenced by growth in SaaS ARR, which is up 23 percent year over year. The combination of our cloud, with our truly unique enterprise campus fabric, provides unmatched network performance, resiliency, security benefits, and operating efficiencies. This is why Extreme wins in highly competitive situations," said Ed Meyercord, President and Chief Executive Officer.

"We expect continued sequential growth in the second quarter and revenue growth for the full year, based on the size and quality of our funnel of opportunities. We anticipate further market share gains as a result of our technology differentiation and changes in the competitive environment." concluded Meyercord.

Kevin Rhodes, Executive Vice President and Chief Financial Officer stated, "The revenue upside in the first quarter, coupled with sequential improvement in gross margin, demonstrated the operating leverage in our model. We expect continued improving operating margins and cash flow generation during this fiscal year based on the ongoing recovery in revenue and prudent management of our expenses."

Fiscal First Quarter Results:

•
Revenue $269.2 million, down 23.8% year-over-year, and up 4.9% quarter-over-quarter
•
SaaS ARR $174.1 million, up 23.4% year-over-year, and up 4.3% quarter-over-quarter
•
GAAP Loss per share $0.08, compared to GAAP diluted EPS $0.21 last year and GAAP Loss per share $0.42 last quarter
•
Non-GAAP diluted EPS $0.17, compared to $0.35 last year and non-GAAP Loss per share $0.08 last quarter
•
GAAP gross margin 63.0% compared to 60.3% last year and 44.7% last quarter
•
Non-GAAP gross margin 63.7% compared to 61.1% last year and 45.4% last quarter
•
GAAP operating loss margin 1.8% compared to GAAP operating profit margin 10.2% last year and GAAP operating loss margin 19.1% last quarter
•
Non-GAAP operating profit margin 12.4% compared to 17.7% last year and Non-GAAP operating loss margin 4.6% last quarter

Liquidity:

•
Q1 ending cash balance was $159.5 million, an increase of $2.8 million from the end of Q4 2024 and a decrease of $64.9 million from the end of Q1 in the prior year.
•
Q1 net debt was $28.0 million, a decrease of $5.3 million from net debt of $33.3 million at the end of Q4 2024 and a decrease of $54.9 million from net cash of $26.9 million at the end of Q1 in the prior year.
•
During Q1, we generated net cash flow from operations of $18.6 million and had free cash flow of $11.7 million.

Recent Key Highlights:

•
Earlier this week, Extreme announced new features in ExtremeCloud™ Universal ZTNA, our combined identity-based application and network access solution. Universal ZTNA combines the best of remote and on-site network access security by unifying cloud network access control and zero trust network access in a single, easy-to-use SaaS offering. The solution boosts productivity for IT teams, reduces time spent troubleshooting and helps organizations easily identify and secure network and application access based on identity-level privileges – eliminating the need for additional user security platforms.
•
Texas Tech University upgraded its data center and edge network with Extreme’s Universal hardware, ExtremeCloud IQ, and Fabric, benefitting from simplified management and enhanced security to meet growing demands for online resources, testing, and classroom technology.
•
Several NFL Clubs, including the Green Bay Packers, Houston Texans and Minnesota Vikings, selected Extreme to improve fan experiences, streamline operations and leverage analytics to improve game-day experiences. These clubs have deployed 6 GHz Wi-Fi to create a backbone of high-speed connectivity to power services such as mobile ticketing, concessions, sports betting and biometrics.
•
The National Institutes for Quantum Science and Technology (QST) and the Photon Science Innovation Center (PhoSIC) leveraged Extreme’s Universal switches and Fabric to build a network for a large-scale research facility in Japan. Fabric enables the various organizations and companies using the facility to easily access data and resources, while improving security through network segmentation.
•
ASDA Stores, a large supermarket and petrol retailer in the United Kingdom, known for its strong online presence, ongoing store upgrades, community focus, and innovative shopping experiences, has selected Extreme to transform its retail operations. ASDA Stores is deploying Extreme Wireless and ExtremeCloud IQ solutions across 29 distribution centers to support improved wireless connectivity for employees and simplified network management for its IT team, improving operational efficiencies and automating manual tasks to improve customer experiences. These initiatives are part of ASDA's plans to improve its stores and services following its expansion to over 1,000 locations in the UK and Northern Ireland.

Fiscal Q1 2025 Financial Metrics:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	September 30, 2024	September 30, 2023	Change
Product	$162.3	$253.5	$(91.2)
Subscription and support	106.9	99.6	7.3
Total net revenue	$269.2	$353.1	$(83.9)
Gross margin	63.0%	60.3%	2.7%
Operating margin	(1.8)%	10.2%	(11.9)%
Net income (loss)	$(10.5)	$28.7	$(39.2)
Net income (loss) per diluted share	$(0.08)	$0.21	$(0.29)

	Non-GAAP Results
	Three Months Ended
	September 30, 2024	September 30, 2023	Change
Product	$162.3	$253.5	$(91.2)
Subscription and support	106.9	99.6	7.3
Total net revenue	$269.2	$353.1	$(83.9)
Gross margin	63.7%	61.1%	2.6%
Operating margin	12.4%	17.7%	(5.3)%
Net income (loss)	$22.4	$46.5	$(24.1)
Net income (loss) per diluted share	$0.17	$0.35	$(0.18)

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by (used in) operating activities, less purchases of property, plant and equipment. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended
	September 30, 2024	September 30, 2023
Cash flow provided by operations	$18.6	$75.6
Less: Property and equipment capital expenditures	(6.9)	(4.3)
Total free cash flow	$11.7	$71.3

SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of ExtremeCloud IQ and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue or deferred revenue that are accounted for under U.S. GAAP. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

Gross Debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net Cash (Debt) is defined as cash and cash equivalents minus gross debt, as shown in the table below (in millions):

Cash and cash equivalents	Gross debt	Net cash (debt)
$159.5	$187.5	$(28.0)

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its second quarter of fiscal 2025, ending December 31, 2024, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ2'25 Guidance – GAAP
Total net revenue	$273.0	$283.0
Gross margin	62.2%	63.2%
Operating margin	(1.1)%	1.4%
Earnings (Loss) per share	$(0.07)	$(0.01)
Shares outstanding used in calculating GAAP EPS	132.3	132.3
FQ2'25 Guidance – Non-GAAP
Total net revenue	$273.0	$283.0
Gross margin	63.0%	64.0%
Operating margin	11.3%	13.4%
Earnings per share	$0.16	$0.20
Diluted Shares outstanding used in calculating non-GAAP EPS	133.1	133.1

The following table shows the GAAP to non-GAAP reconciliation for Q2 FY'25 guidance:

	FQ2'25
	Gross Margin	Operating Margin	Earnings (Loss) per Share
GAAP	62.2% - 63.2%	(1.1%) - 1.4%	($0.07) - ($0.01)
Estimated adjustments for:
Share-based compensation	0.6%	7.9% - 8.3%	0.17
Amortization of product intangibles	0.2%	0.2%	0.01
Amortization of non-product intangibles	—	0.2%	—
Restructuring and related charges	—	0.2%	0.01
Litigation charges	—	1.1%	0.02
System transition cost	—	2.4%	0.05
Tax adjustment	—	—	(0.05) - (0.03)
Non-GAAP	63.0% - 64.0%	11.3% - 13.4%	$0.16-$0.20

The total of percentage rate changes may not equal the total change in all cases due to rounding.

For the full year fiscal 2025, ending June 30, 2025, the Company is targeting (in millions):

	Low-End	High-End
FY'25 Guidance
Total net revenue	$1,117.0	$1,137.0

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the first quarter results of fiscal 2025 as well as the business outlook for the second quarter of fiscal 2025 ending December 31, 2024, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Extreme Networks Q1'25 Earnings Registration and you will be provided with dial in details. If you would like to participate in the Q&A, please register here: Registration Link [Q&A]. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) creates networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Tens of thousands customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, amortization of intangibles, restructuring charges, system transition costs, litigation charges, debt refinancing charges and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the Company’s business outlook and future operating metrics, financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic and business trends; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

For more information about factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements, see “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 30, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$159,546	$156,699
Accounts receivable, net	97,213	89,518
Inventories	143,555	141,032
Prepaid expenses and other current assets	76,453	79,677
Total current assets	476,767	466,926
Property and equipment, net	34,393	43,744
Operating lease right-of-use assets, net	43,561	44,145
Goodwill	396,345	393,709
Intangible assets, net	9,762	10,613
Other assets	95,695	83,457
Total assets	$1,056,523	$1,042,594
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,769	$51,423
Accrued compensation and benefits	45,533	42,064
Accrued warranty	10,239	10,942
Current portion of deferred revenue	304,785	306,114
Current portion of long-term debt, net of unamortized debt issuance costs of $761 and $674, respectively	10,489	9,326
Current portion, operating lease liabilities	11,045	10,547
Other accrued liabilities	78,549	87,172
Total current liabilities	526,409	517,588
Deferred revenue, less current portion	272,092	268,909
Long-term debt, less current portion, net of unamortized debt issuance costs of $1,819 and $1,735, respectively	174,431	178,265
Operating lease liabilities, less current portion	40,137	41,466
Deferred income taxes	8,073	7,978
Other long-term liabilities	2,660	3,106
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 150,265 and 148,503 shares issued, respectively; 132,046 and 130,284 shares outstanding, respectively	150	149
Additional paid-in-capital	1,234,220	1,220,379
Accumulated other comprehensive loss	(11,382)	(15,483)
Accumulated deficit	(952,466)	(941,962)
Treasury stock at cost, 18,219 and 18,219 shares, respectively	(237,801)	(237,801)
Total stockholders’ equity	32,721	25,282
Total liabilities and stockholders’ equity	$1,056,523	$1,042,594

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2024	September 30, 2023
Net revenues:
Product	$162,284	$253,483
Subscription and support	106,920	99,654
Total net revenues	269,204	353,137
Cost of revenues:
Product	69,402	108,536
Subscription and support	30,295	31,665
Total cost of revenues	99,697	140,201
Gross profit:
Product	92,882	144,947
Subscription and support	76,625	67,989
Total gross profit	169,507	212,936
Operating expenses:
Research and development	54,451	58,016
Sales and marketing	81,383	91,920
General and administrative	36,601	23,873
Restructuring and related charges	1,277	2,717
Amortization of intangible assets	512	511
Total operating expenses	174,224	177,037
Operating income (loss)	(4,717)	35,899
Interest income	846	1,226
Interest expense	(4,422)	(4,318)
Other income (expense), net	(721)	432
Income (loss) before income taxes	(9,014)	33,239
Provision for income taxes	1,490	4,563
Net income (loss)	$(10,504)	$28,676

Basic and diluted income (loss) per share:
Net income (loss) per share – basic	$(0.08)	$0.22
Net income (loss) per share – diluted	$(0.08)	$0.21

Shares used in per share calculation – basic	131,176	128,782
Shares used in per share calculation – diluted	131,176	133,463

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net income (loss)	$(10,504)	$28,676
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,941	4,865
Amortization of intangible assets	1,136	1,944
Reduction in carrying amount of right-of-use asset	2,449	2,931
Provision for credit losses	14	75
Share-based compensation	19,767	19,919
Deferred income taxes	39	(65)
Provision for excess and obsolete inventory(1)	(624)	13,485
Non-cash interest expense	282	266
Other	746	(144)
Changes in operating assets and liabilities:
Accounts receivable, net	(7,709)	50,459
Inventories(1)	(8,669)	(25,431)
Prepaid expenses and other assets	3,096	(6,841)
Accounts payable	14,492	(20,097)
Accrued compensation and benefits	2,844	(19,488)
Operating lease liabilities	(2,757)	(3,297)
Deferred revenue	3,823	21,978
Other current and long-term liabilities	(3,781)	6,400
Net cash provided by operating activities	18,585	75,635
Cash flows from investing activities:
Capital expenditures	(6,916)	(4,314)
Net cash used in investing activities	(6,916)	(4,314)
Cash flows from financing activities:
Net payments on revolving facility	—	(25,000)
Payments on debt obligations	(2,500)	(2,500)
Payments on debt financing costs	(695)	—
Repurchase of common stock	—	(24,889)
Payments for tax withholdings, net of proceeds from issuance of common stock	(5,926)	(29,072)
Net cash used in financing activities	(9,121)	(81,461)
Foreign currency effect on cash and cash equivalents	299	(252)
Net increase (decrease) in cash and cash equivalents	2,847	(10,392)

Cash and cash equivalents at beginning of period	156,699	234,826
Cash and cash equivalents at end of period	$159,546	$224,434

(1) The prior period amounts have been reclassified to conform to the current period presentation

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, amortization of intangibles, restructuring charges, system transition costs, litigation charges, debt refinancing charges and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring charges. Restructuring charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution and our configure, price, quote solution. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for a non-recurring pending litigation.

Debt refinancing charges. Debt refinancing charges consist of costs that were not capitalizable and are included in other income (expense), that occurred in conjunction with the amendment related to our outstanding credit facility.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Indian subsidiary which performs research and development activities, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended
	September 30, 2024	September 30, 2023	June 30, 2024
Revenues – GAAP	$269,204	$353,137	$256,653

Non-GAAP Gross Margin	Three Months Ended
	September 30, 2024	September 30, 2023	June 30, 2024
Gross profit – GAAP	$169,507	$212,936	$114,624
Gross margin – GAAP percentage	63.0%	60.3%	44.7%
Adjustments:
Share-based compensation expense, Product	618	483	547
Share-based compensation expense, Subscription and support	689	866	700
Amortization of intangibles, Product	606	1,144	594
Amortization of intangibles, Subscription and support	—	272	—
Total adjustments to GAAP gross profit	$1,913	$2,765	$1,841
Gross profit – non-GAAP	$171,420	$215,701	$116,465
Gross margin – non-GAAP percentage	63.7%	61.1%	45.4%

Non-GAAP Operating Margin	Three Months Ended
	September 30, 2024	September 30, 2023	June 30, 2024
GAAP operating income (loss)	$(4,717)	$35,899	$(48,948)
GAAP operating margin	(1.8)%	10.2%	(19.1)%
Adjustments:
Share-based compensation expense, cost of revenues	1,307	1,349	1,247
Share-based compensation expense, R&D	4,213	4,377	3,648
Share-based compensation expense, S&M	6,882	6,988	6,318
Share-based compensation expense, G&A	7,365	7,205	6,841
Restructuring and related charges	1,277	2,717	10,009
Litigation charges	10,715	1,460	5,127
System transition costs	5,345	569	2,816
Amortization of intangibles	1,118	1,927	1,104
Total adjustments to GAAP operating income (loss)	$38,222	$26,592	$37,110
Non-GAAP operating income (loss)	$33,505	$62,491	$(11,838)
Non-GAAP operating margin	12.4%	17.7%	(4.6)%

Non-GAAP Net Income (Loss)	Three Months Ended
	September 30, 2024	September 30, 2023	June 30, 2024
GAAP net income (loss)	$(10,504)	$28,676	$(54,203)
Adjustments:
Share-based compensation expense	19,767	19,919	18,054
Restructuring and related charges	1,277	2,717	10,009
Litigation charges	10,715	1,460	5,127
System transition costs	5,345	569	2,816
Amortization of intangibles	1,118	1,927	1,104
Debt refinancing charges, Other income (expense)	79	—	—
Tax effect of non-GAAP adjustments	(5,398)	(8,728)	7,230
Total adjustments to GAAP net income (loss)	$32,903	$17,864	$44,340
Non-GAAP net income (loss)	$22,399	$46,540	$(9,863)

Earnings (Loss) per share
GAAP net income (loss) per share – diluted	$(0.08)	$0.21	$(0.42)
Non-GAAP net income (loss) per share – diluted	$0.17	$0.35	$(0.08)

Shares used in net income (loss) per share – diluted:
GAAP Shares used in per share calculation – basic	131,176	128,782	130,093
Potentially dilutive equity awards	1,103	4,681	—
GAAP and Non-GAAP shares used in per share calculation – diluted	132,279	133,463	130,093